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                                  EXHIBIT 10.11
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                               Finder's Agreement

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                               FINDER'S AGREEMENT

This agreement (the "Agreement") is entered into as of March 31, 2004 between Vyteris, Inc., a Delaware corporation (the "Company") and Spencer Trask Ventures, Inc., a Delaware corporation ("Finder").

                                    RECITALS

        WHEREAS, Finder may have occasion to introduce the Company to one or more Targets (as defined in Section 2 below) who may be interested in engaging in a business combination or financing arrangement with the Company which may include a merger or purchase of some or all of the stock or assets of the Company by a Target, or an investment in the securities of or loan to the Company by a Target (singularly and in combination, a "Transaction"); and

        WHEREAS, the Company desires to engage the services of Finder to provide an introduction to such Targets in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. The Company engages Finder as one of the Company's non-exclusive finders, to locate proposed Targets interested in effecting a Transaction.

        2. For the purposes of this Agreement, "Targets" shall mean companies or entities introduced to the Company by Finder, exclusive of Spencer Trask Specialty Group LLC and any entities affiliated with Spencer Trask Specialty Group LLC.

        3. In the event of a consummated Transaction, the Company shall pay to Finder a cash fee as follows:

        (a) 7% of the first $1,000,000 or portion thereof of the consideration paid in such transaction; plus
        (b) 6% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; plus
        (c) 5% of the next $5,000,000 or portion thereof of the consideration paid in such transaction; plus
        (d) 4% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; plus
        (e) 3% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; plus
        (f) 2.5% of any consideration paid in such transaction in excess of $9,000,000.

        "Consideration paid in such transaction" for purposes of this Agreement shall mean the value of all consideration, including proceeds of investments and loans, paid to the Company

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        and/or the stockholders of the Company in connection with a Transaction, including cash, securities or other consideration exchanged or paid at closing; assumption of debt; and any deferred payments including without limitation notes and contingent payments. Payment of the applicable fee set forth above will be made at the closing of the related Transaction. The fee shall be payable in cash.

        In the event that any fees due Finder are not paid when due, the Company shall also be liable to Finder for interest on the amount due at the annual rate of three percent (3%) over the prime rate, accruing on a daily basis from the date of closing, plus all of Finder's reasonable legal fees and expenses in connection with collection of said fees.

        4. This Agreement shall remain in full force and effect for a period of five (5) years after the date hereof; provided, however, that Finder shall be entitled to receive the full fee set forth in paragraph 3 hereof in the event discussions are held with a Target during the term of this agreement and a Transaction or other business arrangement is consummated with such Target within two years from the expiration of this Agreement.

        5. The Company shall not be liable for any retainers, costs, expenses or other charges incurred by Finder or third parties at the request of Finder unless the Company has authorized such costs or expenses in writing.

        6. (a) Finder is an independent contractor and financial advisor and is not an employee or agent of the Company and it shall have no authority to bind the Company in any manner whatsoever.

           (b) The Company acknowledges that Finder has not done any due diligence with respect to any Target and that Finder makes no representations whatsoever with respect to any Target (including without limitation its financial condition or its ability to perform any obligations to which it is or may become bound), and the Company expressly agrees that Finder shall have no liability whatsoever in connection with any Transaction it may enter into with a Target.

        7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of law principles.

        8. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements, whether written or oral, between the parties. No modification, extension or change in this Agreement shall be effective unless it is in writing and signed by both Finder and the Company.

        9. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement may not be assigned except upon the prior written consent of the other party to this Agreement.

        10. Any notice hereunder shall be in writing and delivery thereof shall be complete if delivered in person, by facsimile or mailed by overnight mail, or registered or certified mail, postage prepaid to the following addresses (unless changed by written notice):


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        Finder:         Spencer Trask Ventures, Inc.
                        535 Madison Avenue, 18th Floor
                        New York, NY 10022
                        Attention: William P. Dioguardi, President

        Company:        Vyteris, Inc.
                        13-01 Pollitt Drive,
                        Fair Lawn, New Jersey 07410
                        Attention: Vincent L. DeCaprio, President




        IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.


VYTERIS, INC.                               SPENCER TRASK VENTURES, INC


By: /s/ Michael McGuinness                  By: /s/ William P. Dioguardi
    ----------------------                      ------------------------
Title: Chief Financial Officer              Title:  President


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